EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of iTrackr, Inc. on Form 8-K of our report dated August 27, 2009 relating to the consolidated financial statements of iTrackr, Inc., for the period ending December 31, 2008 and 2007.

/s/ Traci Anderson
Traci J. Anderson, CPA

January 19, 2010